Exhibit  4.1

NEITHER THIS WARRANT NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 5 OF THIS WARRANT.

PURE BIOSCIENCE, INC.

WARRANT TO PURCHASE 375,000 SHARES
OF COMMON STOCK

THIS CERTIFIES THAT, for value received, Morrison & Foerster LLP (“Holder”) is entitled, at any time on or after January 25, 2013 (the “Date of Grant”) and on or prior to the close of business on January 24, 2018 but not thereafter, to subscribe for and purchase up to 375,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 2 hereof, the “Shares”) of PURE Bioscience, Inc., a Delaware corporation (the “Company”), at the price of $0.83 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 2 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Common Stock” shall mean the Company’s Common Stock, $0.01 par value,  or any stock into or for which such Common Stock may hereafter be converted or exchanged prior to or concurrent with the exercise of this Warrant.

This Warrant is issued to Holder by the Company pursuant to a letter agreement between the Company and the Holder dated January 25, 2013.

1. Exercise of Warrant.

(a) Method of Exercise; Payment. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of Holder, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased, or (b) exercise of the “net issuance” right provided for in Section 1(b) hereof.  The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.  In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to Holder as soon as practicable and, if requested by Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by Holder) within the time period required to settle any trade made by Holder after exercise of this Warrant.

(b) Right to Convert Warrant into Stock; Net Issuance.

(i) Right to Convert.  In addition to and without limiting the rights of Holder under the terms of this Warrant, Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Shares of Common Stock as provided in this Section 1(b).  Upon exercise of the Conversion Right with respect to a particular number of Shares (the “Converted Warrant Shares”), the Company shall deliver to Holder (without payment by Holder of any exercise price or any cash or other consideration) that number of Shares as is determined according to the following formula:

X =	B - A
Y

Where:	X	=	the number of Shares that may be issued to the holder

Y	=	the fair market value of one share of Common Stock

A	=
the aggregate Warrant Price of the specified number  of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B	=	the aggregate fair market value of the specified number of converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, then the number of Shares issued upon exercise of the Conversion Right shall be rounded down to the nearest whole number.

(ii)  Method of Exercise.  The Conversion Right may be exercised by Holder by the surrender of this Warrant at the principal office of the Company together with a written statement in the form of Exhibit A-2 hereto specifying that Holder thereby intends to exercise the Conversion Right and indicating the number of Shares which are being surrendered (referred to in Section 1(b)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  The effective date of such conversion is referred to herein as the “Conversion Date”.  Certificates for the Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder as soon as practicable, but in no event later than 10 days following the Conversion Date.

(iii)  Determination of Fair Market Value.  For purposes of this Section 1(b), “fair market value” of a share of Common Stock as of a particular date shall mean:

(1)  The average of the closing sales prices of the Common Stock quoted on the Nasdaq Stock Market or any other exchange on which the Common Stock is listed, whichever is applicable, for the ten trading days prior to the date of determination of fair market value; or

(2)  If the Common Stock is not traded on the Nasdaq Stock Market or any other exchange, fair market value of the Common Stock per share shall be determined in good faith by the Company’s Board of Directors.

2.  Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)  Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision or and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(b)  Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(c)  Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

(d)  Consolidation, Merger or Sale of Assets.   In case of any consolidation of the Company with, or merger of the Company with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Stock), or any sale or transfer of all or substantially all of the assets of the Company or of the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer.  Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2 hereof.  In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property.  The provisions of this Section 2(d) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

3.  Notice of Certain Events.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed to the holder of this Warrant at such holder’s last known address.

4.  Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.

5.  Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a) Representations of Holder.  The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Warrant or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

(i) Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act.

(ii)  Holder understands that this Warrant has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

(iii)  Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

(iv)  Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(v)  Holder has the requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)  Transfer. This Warrant or the Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.

6.  Rights as Stockholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

7.  Representations and Warranties of the Company.  The Company represents and warrants to Holder as follows:

(a)  This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

(b)  The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable; and

(c)  The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, in conflict with the Company’s certificate of incorporation or bylaws.

8.   Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.  Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by reputable overnight courier service, certified or registered mail, postage prepaid with return receipt requested, to the initial holder at the address set forth below, to any subsequent holder at its address as shown on the books of the Company or to the Company at the address set forth below.

If to the holder:

Chief Financial Officer
Morrison & Foerster LLP
555 Market Street
San Francisco, CA 94105
Tel. No.: (415) 268-7000
Fax No.: (415) 268-7522

If to the Company:

PURE Bioscience, Inc.
Attn:  Chief Executive Officer
1725 Gillespie Way
El Cajon, CA  92020
Tel. No.: (619) 596-8600
Fax No.: (619) 596-8700

Each of the foregoing parties shall be entitled to specify a different address by giving five days’ advance written notice as aforesaid to the other parties.  All such notices and communications shall be deemed to have been received (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

10.  Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

11.  Lost Warrants or Stock Certificates.  The Company covenants to Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.  Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

13.  Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

14.  Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and Holder contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

15.  Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, Holders (in the case of a breach by the Company), or the Company (in the case of a breach by Holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

16.  No Impairment of Rights.  The Company will not, by amendment of its charter documents or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

17.  Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

18.  Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

PURE BIOSCIENCE, INC.

By:	/s/ Michael Krall
Title:	President and CEO

EXHIBIT A-1

NOTICE OF EXERCISE

To:  PURE Bioscience, Inc. (the “Company”)

1.           The undersigned hereby elects to purchase     ____________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant.

2.           The undersigned elects to exercise the attached Warrant by means of a cash payment and tenders herewith payment of the purchase price of such shares in full. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.  The undersigned represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

3.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

Name of Holder

Signature of Authorized Signatory
Name and Title of Signatory

Date:    _____________

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EXHIBIT A-2

NOTICE OF NET EXERCISE

To:  PURE Bioscience, Inc. (the “Company”)

1.           The undersigned hereby elects to purchase ____________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant.

2.           The undersigned elects to exercise the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, by means of a cashless exercise, such that payment shall take the form of the cancellation of such number of shares of Common Stock of the Company as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the above number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

3.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

Name of Holder

Signature of Authorized Signatory
Name and Title of Signatory

Date:    _____________

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